UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest event reported): March 3, 2004

                                ESSXSPORT CORP.

            (Exact name of Registrant as specified in its charter)



    State of Nevada                 0-32923                  33-0198542
------------------------    ------------------------   ----------------------
(State of Incorporation)    (Commission File Number)     (IRS Employer
                                                       Identification Number)


                           9812-14 Glenoaks Boulevard
                          Sun Valley, California 91352
                          ----------------------------

             (Address of principal executive offices) (Zip code)

      Registrant's telephone number, including area code: (817) 285-2886

           (Former name and address, if changed since last report)

ITEM 5. OTHER EVENTS.

On March 1, 2004 the Registrant purchased 4,800,000 shares of common stock of Miss Beverly Hills, Inc. ("MBH") from approximately thirteen shareholders (the "MBH Shareholders"), representing 30% of the issued and outstanding common stock of MBH. The Registrant purchased the shares for 60,000,000 shares of the Registrant's common stock. The 60,000,000 shares represent approximately 43% of the issued and outstanding common stock of the Registrant.

The Securities Exchange Agreement provides for the MBH Shareholders to have two of their nominees appointed directors of the Registrant. This would bring the number of directors of the Registrant to ten directors. As of the current date no nominees have been suggested by the MBH Shareholders.

MBH is a privately owned company engaged in the beauty pageant business, the marketing and licensing of the name "Miss Beverly Hills" and the private label of various beauty, clothing, and accessory products. MBH also operates a modeling agency.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (C)  EXHIBITS

           Exhibit Number        Description
           --------------        -----------

               10.25             Securities Exchange Agreement dated March 3,
                                 2004 between
                                 Registrant and certain shareholders of Miss
                                 Beverly Hills, Inc.

               99.1 Press Release dated March 9, 2004 announcing the purchase of 30% of Miss Beverly Hills, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ESSXSPORT CORP.


Date:   March 9, 2004                           By: /s/ Bruce Caldwell
                                                    ---------------------------
                                                    Bruce Caldwell, President
                                                            (Signature)